BCA-4

ONTARIO

CERTIFICATE
OF
AMENDMENT OF ARTICLES

THIS IS TO CERTIFY THAT

GRANDAD GOLD MINES LTD.

(formerly Keeley Extension Mines, Limited)

INCORPORATED OR AMALGAMATED ON December 21, 1923

HAS, UNDER SECTION 190 OF THE BUSINESS CORPORATIONS ACT, DELIVERED THE ATTACHED ARTICLES OF AMENDMENT.

THESE ARTICLES OF AMENDMENT ARE EFFECTIVE ON

May 24, 1974.

Controller of Records

COMPANIES BRANCH
MINISTRY OF CONSUMER
AND
COMMERCIAL RELATIONS

FILE NUMBER
23014

FORM 4
THE BUSINESS CORPORATIONS ACT

FILED

MAY 24, 1974

MINISTRY OF CONSUMER AND COMMERCIAL RELATIONS

ARTICLES OF AMENDMENT

OF

KEELEY EXTENSION MINES, LIMITED
(NAME OF CORPORATION)

INCORPORATED ON December 21, 1923
(DATE OF INCORPORATION)

1. THE FOLLOWING IS A CERTIFIED COPY OF THE RESOLUTION AMENDING THE ARTICLES OF THE CORPORATION:

BE IT RESOLVED THAT:

1. The Articles of the Corporation be amended to:

(a) change the name of the Corporation to GRANDAD GOLD MINES LTD.;

(b) change the 1,405,006 issued shares and the 594,994 unissued shares with a par value of $1.00 each of the Corporation into 1,405,006 issued shares and 594,994 unissued shares without par value;

(c) increase the authorized capital of the Corporation from 2,000,000 shares without par value to 5,000,000 shares without par value by creating an additional 3,000,000 shares without par value ranking on a parity with the existing 2,000,000 shares without par value of the Corporation;

(d) declare that the authorized capital of the Corporation consists of 5,000,000 shares without par value; provided that the aggregate consideration for the issue of the 5,000,000 shares shall not exceed in amount of value the sum of $2,500,000, or such greater amount as the Board of Directors by resolution determines; provided that such resolution shall not be effective until a certified copy thereof has been filed with the Ministry of Consumer and Commercial Relations, all prescribed fees have been paid and the Minister has so certified; and

(e) make the Corporation not subject to Part IV of The Corporations Act and vary the Articles of the Corporation by deleting the following:

"AND IT IS HEREBY ORDAINED AND DECLARED that the said Company shall be subject to the provisions of Part XI of The Ontario Companies Act;".

2. Any two officers of the Corporation be and are hereby authorized and directed on behalf of the Corporation to deliver articles of amendment in duplicate to the Ministry of Consumer and Commercial Relations, and to sign and execute all documents and to do all things necessary or advisable in connection with the foregoing.

2. THE AMENDMENT HAS BEEN DULY AUTHORIZED AS REQUIRED BY SUBSECTIONS 2, 3 AND 4 (AS APPLICABLE) OF SECTION 189 OF THE BUSINESS CORPORATIONS ACT.

3. THE RESOLUTION AUTHORIZING THE AMENDMENT WAS CONFIRMED BY THE SHAREHOLDERS OF THE CORPORATION ON Wednesday, May 22, 1974

4. THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVERY TO THE MINISTER.

CERTIFIED

KEELEY EXTENSION MINES, LIMITED
(NAME OF CORPORATION)

BY: [signature]

(CORPORATE SEAL)

(SIGNATURE)	(DESCRIPTION OF OFFICE)
Robert Henry Fasken	Vice-President
(SIGNATURE)	(DESCRIPTION OF OFFICE)
William Harvey Morrison	Secretary